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                                                                     EXHIBIT 3.3



   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/21/1993
   713202013 - 2344595

                     CERTIFICATE OF LIMITED PARTNERSHIP OF
                          ORBCOMM U.S. PARTNERS, L.P.

         This Certificate of Limited Partnership of ORBCOMM U.S. Partners, L.P. (the "Partnership"), dated as of June 30, 1993, has been duly executed and is being filed by the undersigned for the purposes of forming a limited partnership under Section 17-101 through 17-1109 of Chapter 17, Title 6 of the Code of the State of Delaware.


                                       I.

                                      Name

         The name of the Partnership is ORBCOMM U.S. Partners, L.P.


                                      II.

                       Registered Office Registered Agent

         The registered office of the partnership in the State of Delaware in located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Partnership at that address is Corporation Service Company.


                                      III.

                      Name and Address Of General Partners

         The name and mailing address of the general partners of the Partnership are:

                 Orbital Communications Corporation
                 21700 Atlantic Boulevard
                 Dulles, Virginia 20166

                 Teleglobe mobile Partners
                 1000 rue de La Gauchetiere ouest
                 Montreal, Quebec H3B 4X5
                 Canada
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         IN WITNESS WHEREOF, each of the undersigned general partners has duly executed this instrument as of the date first written above.


                                           ORBITAL COMMUNICATIONS CORPORATION

                                           By: /s/ ALAN L. PARKER
                                              ----------------------------------
                                               Alan L. Parker, President


                                           TELEGLOBE MOBILE PARTNERS

                                           By: Teleglobe Mobile Investment Inc.,
                                                   its Managing Partner


                                               By: /s/ GUTHRIE J. STEWART
                                                  ------------------------------
                                                   Guthrie J. Stewart, Secretary





                                      -2-
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                            CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                          ORBCOMM U.S. PARTNERS, L.P.

This Certificate of Amendment of Certificate of Limited Partnership of ORBCOMM U.S. PARTNERS, L.P., a limited partnership formed pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware (the "Act"), is filed pursuant to Section 17-202(c)(3) of the Act.

         FIRST: The name of the limited partnership is ORBCOMM U.S. Partners, L.P.

         SECOND: The general partners of said partnership, at a meeting duly convened and held, adopted the following amendment to the Certificate of Limited Partnership:

         RESOLVED, that the name of the partnership be changed to "ORBCOMM USA, L.P."

         IN WITNESS WHEREOF, the undersigned general partner has duly executed this instrument as of April 4, 1995.

                                         ORBITAL COMMUNICATIONS CORPORATION

                                         By: /s/ ALAN L. PARKER
                                            -----------------------------------
                                                 Alan L. Parker, President





                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 04/13/1995
                                                         950082565 - 2344595